Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the Goldman Sachs Global Energy Conference 2016

on January 6th and 7th

AUSTIN, Texas, January 4, 2016 – Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the 2016 Goldman Sachs Global Energy Conference in Miami, Florida. In conjunction with the conference, an updated investor presentation will be posted to the Investor Relations section of Parsley’s website under Events and Presentations.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

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